Exhibit 99.1



	Lafarge Florida Inc.

	Financial Statements

	Year ended December 31, 2002 with Report of Independent Auditors



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                                    Lafarge Florida Inc.

                                    Financial Statements


                                Year ended December 31, 2002




                                         CONTENTS

	Report of Independent Auditors                             1

	Audited Financial Statements

	Balance Sheet                                              2
	Statement of Operations                                    3
	Statement of Shareholder's Equity                          4
	Statement of Cash Flows                                    5
	Notes to Financial Statements                              6

                               Report of Independent Auditors

To Florida Rock Industries, Inc.

We have audited the accompanying balance sheet of Lafarge Florida Inc. (the Company) as of December 31, 2002 and the related statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lafarge Florida Inc. at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


October 3, 2003

								1

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                                Lafarge Florida Inc.

                                   Balance Sheet

                                December 31, 2002
                              (Dollars in Thousands)
Assets
Current assets:
	Accounts receivable, net of securitization       $   -
	Inventories:
	  Finished goods                                   1,281
  	  Work in process                                  1,039
	  Raw materials and supplies                       3,932
							__________
	                                                   6,252

	Customer notes receivable, net                       607
	Deferred tax assets                                  419
	Other current assets                                 162
							__________
	Total current assets                               1,188

	Property, plant, and equipment:
	  Land and land improvements                       3,724
	  Buildings                                        4,236
	  Machinery and equipment                         23,571
 	  Construction in process                            753
							__________
        	                                          32,284
	Less accumulated depreciation                    (23,064)
							__________
                                     		           9,220

	Goodwill, net                                      4,330
	Other long-term assets                                56
							__________
	Total assets                                     $21,046
							==========

	Liabilities and shareholder's equity
	Current liabilities:
	  Accounts payable and accrued expenses           $3,489
	  Accrued taxes                                       39
							__________
	Total current liabilities                          3,528
	Deferred tax liabilities                              30
							__________
	Total liabilities                                  3,558

	Commitments and contingencies

	Shareholder's equity:
	  Common  stock, $0.10 par value; 300,000 shares
	  authorized; 200,000 shares issued and outstanding    20
	  Accumulated earnings and net investment by
	  Parent  					   17,468
							___________
	Total shareholder's equity                         17,488
							___________
	Total liabilities and shareholder's equity        $21,046
							===========
	See accompanying notes.

								2
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                               Lafarge Florida Inc.

                              Statement of Operations

                           Year ended December 31, 2002
                                 (In Thousands)

	Net sales                                          $91,541

	Direct operating expenses:
	  Costs of sales                                    65,355
	  Distribution                                       2,826
	Selling and administrative expenses:
	  Direct                                             1,727
	  Allocated from cement division                     2,775
	  Allocated from Parent corporate office               757
							____________
	Total operating expenses                            73,440

	Income from operations                              18,101

	Other expense                                        1,162
							____________
	Income before provision for taxes                   16,939

	Provision for income taxes                           6,608
							____________
	Net income                                         $10,331
							============

	See accompanying notes.

								3
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				 Lafarge Florida Inc.

                          Statement of Shareholder's Equity

                            Year ended December 31, 2002
                               (Dollars in Thousands)

					       Accumulated
						Earnings
						and Net	       Total
			        Common Stock   Investment   Shareholder's
			     _________________
			       Shares    Amount  by Parent    Equity
			     ______________________________________________

  Balance, December 31, 2001   200,000    $20     $20,467     $20,487
    Distributions to
     Parent, net	           -      -       (13,330)    (13,330)
    Net income                     -      -        10,331      10,331
			      ______________________________________________

  Balance, December 31, 2002   200,000    $20     $17,468     $17,488
			      ==============================================



See accompanying notes.


								4
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                                  Lafarge Florida Inc.

                                 Statement of Cash Flows

                              Year ended December 31, 2002
                                      (In Thousands)

	Operating activities
	Net income                                         $10,331
	Adjustments to reconcile net income to cash
	  provided by operating activities:
	Depreciation                                         1,487
	Deferred income taxes                                  375
	Changes in operating assets and liabilities:
	  Accounts receivable, net of securitization           489
	  Inventories                                        1,674
	  Customer notes receivable                           (260)
	  Other current assets                                  36
	  Other long-term assets                                 2
	  Accounts payable and accrued expenses                586
	  Accrued taxes                                          7
							_____________
	Total cash provided by operating activities         14,727

	Investing activities
	Purchases of property, plant, and equipment         (1,397)
							_____________
	Total cash used in investing activities             (1,397)

	Financing activities
	Distributions to Parent, net                       (13,330)
	Net change in cash                                       -

	Cash at the beginning of the year                        -
							______________
	Cash at the end of the year                        $     -
							==============

	See accompanying notes.
								5
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                                 Lafarge Florida Inc.

                           Notes to Financial Statements

                                  December 31, 2002

1. Description of Business and Basis of Presentation

Lafarge Florida Inc. (the Company) is a wholly owned subsidiary of Lafarge North America Inc. (the Parent). The Company's assets are composed of two grinding facilities in Tampa and Port Manatee, Florida that serve the markets of central and southern Florida. The Company was incorporated under the laws of the state of Florida. The Parent is North America's largest diversified supplier of aggregate, concrete and concrete products, cement and cement-related products, gypsum drywall and other construction materials used for residential, commercial, institutional and public works construction.

On August 12, 2003, Florida Rock Industries, Inc. (Florida Rock) purchased all of the outstanding common stock of the Company (see
Note 10). In connection with the acquisition of the Company, Florida Rock also purchased the tracts of land, that were owned by the Parent, on which the Tampa grinding facility is located (the Tampa grinding facility land). Accordingly, the accompanying balance sheet reflects the accounts of the Company combined with the Parent's carrying value of the Tampa grinding mill land as of December 31, 2002.

The corporate office of the Parent and the Parent's cement division office provide various administrative services to the Company including customer credit and collection activities, accounting, legal, information technology, and marketing and advertising services. For the purposes of these financial statements, the Parent's corporate office and cement division charged the expenses related to these services and all other central operating costs to the Company on the basis of direct usage when identifiable, with the remainder allocated as follows: corporate office administrative expenses are allocated on the basis of the Company's share of annual sales of the Parent and of Blue Circle North America Inc., a wholly owned subsidiary of Lafarge S.A. (Lafarge S.A. owns approximately 53% of the Parent) that is managed by the Parent, discounted by 50% due to the limited involvement of the Parent in the operations of the Company;
cement division administrative expenses are allocated on the basis of the tons of cement sold by the Company in proportion to the tons of cement for the cement division plus Blue Circle. In management's opinion, this method of this allocation is reasonable.

The Company utilizes the Parent's centralized systems for cash management, payroll, and purchasing and distribution. As a result, substantially all cash received by the Company was deposited in and commingled with the Parent's general corporate funds. The net amounts of these cash transactions between the Company and the Parent are reflected as Accumulated earnings and net investment by Parent in the accompanying balance sheet.

								6
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                            Lafarge Florida Inc.

                    Notes to Financial Statements (continued)


2. Summary of Significant Accounting Policies and Practices

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from the sale of cement and cement-related products is recognized upon delivery of the product to customers. Amounts billed to a customer in a sales transaction related to shipping and handling is included in net sales and costs incurred for shipping and handling are classified as distribution expense in the accompanying statement of operations.

Significant Customer

Substantial portions of the net sales recognized by the Company are related to a limited number of customers. For the year ended
December 31, 2002, one customer represented approximately 42% of the Company's net sales.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist primarily of accounts receivable and customer notes receivable. The Parent reviews a customer's credit history before extending credit. Generally, no collateral is required on sales with payment terms due within 30 days. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of customer notes receivable and accounts payable. In management's opinion, the carrying amount of these financial instruments approximates their fair value at December 31, 2002.

								7
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


2.  Summary  of  Significant Accounting  Policies  and  Practices
    (continued)

Inventories

Inventories are stated at the lower of cost or market, which is determined using the average cost method. Finished goods and work-in-process inventories include material, labor, and plant overhead.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation of property, plant, and equipment is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The expected useful lives range between one and 29 years. Repair and maintenance costs are expensed as incurred. Depreciation expense on property, plant and equipment of the Company was approximately $1.5 million for the year ended December 31, 2002.

Goodwill

Goodwill is recorded as of the date of acquisition based upon a preliminary purchase price allocation. The Company typically makes adjustments to the preliminary purchase price allocation during the allocation period (generally not exceeding one year) as it finalizes the fair value of certain assets and liabilities.

On January 1, 2002, the Company fully adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 was issued in June 2001 and requires that goodwill and intangible assets with indefinite lives no longer be amortized but reviewed annually (or more frequently if impairment indicators arise) for impairment. Intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives. In accordance with SFAS No. 142's transitional requirements, the Company adopted the provisions of SFAS No. 142 with respect to its existing goodwill effective January 1, 2002.

								8
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


2.  Summary  of  Significant Accounting  Policies  and  Practices
    (continued)

Goodwill (continued)

In connection with SFAS No. 142's goodwill impairment evaluation, the Company performed the first step of the goodwill impairment test, which compares the fair value of the Company's reporting units with their respective carrying values, to identify potential impairment. The Company completed the initial evaluation in connection with the adoption of SFAS No. 142 and determined that no goodwill impairment existed as of January 1, 2002. The Company performed a similar assessment as of October 31, 2002, and determined that no goodwill impairment existed.

Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Such evaluations for impairment are significantly impacted by estimates of future prices for the Company's products, capital needs, economic trends in the construction sector and other factors. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less the cost to sell.

Environmental Remediation Liabilities

When the Company determines that it is probable that a liability for environmental matters has been incurred, an undiscounted estimate of the required remediation costs is recorded as a liability, without offset of potential insurance recoveries. Costs that extend the life, increase the capacity or improve the safety or efficiency of company-owned assets or are incurred to mitigate or prevent future environmental contamination are capitalized. Other environmental costs are expensed when incurred.

Other Expense

Other expense consists of losses on the sale of accounts receivable of approximately $1.2 million for the year ended
December 31, 2002.

								9

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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


2.  Summary  of  Significant Accounting  Policies  and  Practices
    (continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and its respective tax basis. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is included in the consolidated federal income tax return of the Parent. The income tax provision reflects an allocation of the Parent's historical income tax return provision attributable to the operations of the Company. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if the Company filed a separate return for the year ended December 31, 2002.

Impact of Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that amount should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company does not believe that the adoption of SFAS No. 143 will have a material impact on the Company's financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses the accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The principal difference between SFAS No. 146 and EITF 94-3 relates to SFAS No. 146's requirements for recognition of a liability for a cost associated with an exit or

								10
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


2.  Summary  of  Significant Accounting  Policies  and  Practices
    (continued)

Impact of Recently Issued Accounting Pronouncements (continued)

disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal liability be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date an entity committed to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of SFAS
No. 146 will have a material impact on the Company's financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This Interpretation significantly changes current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in Interpretation No. 45 are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimated as defined in SFAS No. 5, Accounting for Contingencies. The Interpretation requires a guarantor to make significant new disclosures for virtually all guarantees for financial statements ending after December 15, 2002. The Interpretation's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Currently, the Company does not provide guarantees that fall within the scope of this Interpretation.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This Interpretation clarified the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of Interpretation No. 46 are applicable no later than July 1, 2003. The company does not expect this Interpretation to have a material impact on its financial position or results of operations.

								11
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


2.  Summary  of  Significant Accounting  Policies  and  Practices
    (continued)

Impact of Recently Issued Accounting Pronouncements (continued)

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement established standards for classifying and measuring as liabilities certain financial instruments that have characteristics of both liabilities and equity. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for financial reporting periods beginning after December 15, 2003. The provisions of this statement require that any financial instruments that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities. The Company does not believe the adoption of SFAS No. 150 will have a material impact on the Company's financial position or results of operations.

3. Accounts Receivable

During 2000, the Parent entered into a receivables securitization program to provide a cost-effective source of working capital and short-term financing. Under the program, the Parent agreed to sell, on a revolving basis, its United States Cement entities' accounts receivable to a wholly owned, special purpose subsidiary (the SPS). The SPS in turn entered into an agreement to transfer, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable to unrelated third-party purchasers, through the use of a qualified special purpose entity. Under the agreements, new receivables are added to the pool as collections reduce previously sold receivables. The Company services, administers and collects the receivables sold to the Parent.

The amount sold to the Parent by the Company under the receivables securitization program is determined in the middle of each month based on actual receivables outstanding as of the prior month-end. Accounts receivable as of December 31, 2002, in the accompanying balance sheet is net of approximately
$12.5 million in receivables sold to the Parent's SPS. Loss on sale of these receivables to the Parent was approximately
$1.2 million for the year ended December 31, 2002, which is reflected in other expense in the accompanying statement of operations.

Accounts receivable consist of the following as of December 31, 2002 (in thousands):

Billed trade receivables                           $12,393
Allowance for doubtful accounts                     (1,523)
Receivables sold to Parent                         (12,509)
						_____________
Accounts receivable, net of securitization         $(1,639)
						=============

								12

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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


3. Accounts Receivable (continued)

The $1.6 million net credit balance in trade accounts receivable as of December 31, 2002 represents trade receivables sold to the Parent in excess of the Company's December 31, 2002 net accounts receivable balance. This balance has been classified within Accumulated earnings and net investment by Parent, which is included within shareholder's equity in the accompanying balance sheet.

4. Customer Notes Receivable

Customer notes receivable consist of the following as of December 31, 2002 (in thousands):

Customer notes receivable                           $798
Allowance for doubtful accounts                     (191)
						____________
Customer notes receivable, net                      $607
						============

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following as of December 31, 2002 (in thousands):
Trade accounts payable                              $290
Accrued purchased cement and gypsum                1,133
Accrued compensation and benefits                    698
Other accrued liabilities                          1,368
						___________
Accounts payable and accrued expenses             $3,489
						===========

6. Income Taxes

The provision for income taxes for the year ended December 31, 2002 includes the following components (in thousands):

Current federal                                   $5,348
Current state                                        885
						___________
                                                   6,233

Deferred federal                                     340
Deferred state                                        35
						___________
                                                     375
						___________
Income tax provision                              $6,608
						===========


								13
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


6. Income Taxes (continued)

Deferred income taxes reflect the tax consequences of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax law. These temporary differences are determined in accordance with SFAS No. 109, Accounting for Income Taxes. Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows (in thousands):

Deferred tax assets:
Customer notes receivable reserve                   $74
Accrued expenses and other                          345
						__________
Total deferred tax assets                           419

Deferred tax liabilities:
Property, plant and equipment                       185
Pension benefits                                   (155)
						___________
Total deferred tax liabilities                       30

Valuation allowance                                   -
						___________
Net deferred tax assets                            $389
						===========

A reconciliation of the U.S. federal income tax rate to the Company's effective income tax rate is as follows:

U.S. federal taxes at statutory rate               35.0%
U.S. state taxes (net of federal tax benefit)       5.2
Other                                              (1.2)
						____________
Effective tax rate                                 39.0%
						============

7. Employee Benefits

Defined Benefit Pension Plans

The Company's salaried employees and union hourly employees participate in defined benefit pension plans sponsored by the Parent. These plans include other Parent employees that are not employees of the Company. The Parent allocates the pension income (expense) to its subsidiaries on the basis of headcount. For the year ended December 31, 2002, the Parent allocated approximately $403,000, of pension income to the Company, which has been reflected within costs of sales in the accompanying statement of operations.

								14
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                               Lafarge Florida Inc.

                        Notes to Financial Statements (continued)


7. Employee Benefits (continued)

Other Post-Retirement Benefits

The Parent provides certain retiree health and life insurance benefits to eligible employees who have retired from the Company. Salaried participants generally become eligible for retiree health care benefits when they retire from active service at age 55 or later. Benefits, eligibility and cost-sharing provisions for hourly employees vary by location and/or bargaining unit. Generally, the health care plans pay a stated percentage of most medical and dental expenses reduced for any deductible, copayment and payments made by government programs and other group coverage. These plans are unfunded. For the year ended
December 31, 2002, the Parent allocated approximately $122,000 in post-retirement benefit expenses to the Company. The related post-retirement benefit liability has not been allocated to the Company and has not been presented in the accompanying balance sheet since the obligation is a liability of the Parent.

8. Commitments and Contingencies

Leases

The Company leases certain equipment under operating lease agreements. Rental expense under these agreements and other one-time equipment rentals amounted to approximately $443,000 for the year ended December 31, 2002.

Future minimum lease commitments under non-cancelable operating leases with terms of one year or more at December 31, 2002, are as follows (in thousands):

	2003                            $ 151
	2004                              123
	2005                               88
	2006                               51
	2007                               38
	2007 and thereafter               416
					_________
                                        $ 867
					=========

                               Lafarge Florida Inc.

9. Related Party Transactions

The Company purchases products from an affiliate of Lafarge S.A., which owns a majority of the common stock of the Parent. Such purchases totaled approximately $30.3 million for the year ended December 31, 2002. Management believes all transactions with the Company's affiliates approximated terms available from third party providers during this time.

10. Unaudited Subsequent Event

On August 12, 2003 Florida Rock purchased all of the outstanding shares of common stock of the Company and the Tampa grinding facility land from the Parent for approximately $122.2 million in cash. The purchase price is subject to adjustment based upon a final determination of the amount of net working capital, as defined in the purchase agreement, as of the date of acquisition.


								16
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